EXHIBIT 99.2

                         LASER MORTGAGE MANAGEMENT, INC.
                          ANNOUNCES 2ND QUARTER RESULTS

          Short Hills, New Jersey, August 13, 1998. LASER Mortgage Management, Inc. (NYSE: LMM) reported second quarter operating earnings (prior to an impairment charge described below) of $6,947,452, or $0.35 per share, and a book value of $235,197,588, or $12.10 per share. Based on its current estimates of projected mortgage repayment and general interest rates, the Company has treated its portfolio of Floating-Rate Interest Only securities as impaired assets and taken an impairment charge against operating earnings in the second quarter. The impairment charge of (28,617,746) or (1.43) per share, reduced reported earnings to a loss of (21,670,294), or (1.08) per share. Deloitte & Touche LLP, the Company's independent accountants, performed a review of the Company's interim financial statements for the quarter ended June 30, 1998, and their report on such review will be included in the Company's Quarterly Report on Form 10-Q.

          The Company also announced that during the three months ended June 30, 1998, it repurchased 636,700 shares of its common stock. To date, the total number of shares repurchased by the Company was 1,546,800 shares at a weighted average price per share of $9.80 (excluding commissions). The book value of $12.10 per share as of June 30, 1998, reflects the favorable impact of those stock repurchases only through that date. All share repurchases were accretive to the per share book value of the Company.

          The portfolio of the Company continued to generate significant cash flows in the second quarter despite a continuing difficult environment for mortgage-backed securities. Faster than expected prepayments and a slightly higher cost of funds combined to depress the earnings of the Company. The shape of the yield curve and general market concerns about the threat of faster prepayment rates hurt the valuation of mortgage-backed securities and contributed to the decline in the book value of the Company during the second quarter.

          The primary effects of the impairment charge are to reduce uncertainty regarding the Company's portfolio of Interest Only securities and to permit the Company's future GAAP earnings to present a more meaningful reflection of operating profit. Since the Company classifies all of its securities as "available-for-sale," the Floating-Rate IOs are carried on the balance sheet at their current fair value. The impairment charge to earnings thus has no effect on the book value of the Company, which already reflects the reduced market value of the impaired assets.

         According the LASER Advisers Inc., the manager of the Company, "The Floating-Rate IOs play an important role in the portfolio management of LMM. The Floating Rate IOs have a coupon that increases at a multiple to LIBOR as LIBOR increases and thus serve to offset increases in the Company's LIBOR-based borrowing costs. The Floating-Rate IOs also reduce the interest rate risk of the Company's core fixed-rate mortgage backed securities portfolio. The Floating Rate IO portfolio effectively hedges more than $600MM in short-term borrowings. Alternatively, it would take approximately $600MM in face value of 5-year interest rate swaps, to provide the same protection from interest rate increases. We continue to believe that the Floating-Rate IOs are an attractive alternative to other hedging strategies."

                         BALANCE SHEET AT JUNE 30, 1998
(UNAUDITED)
ASSETS

CASH AND CASH EQUIVALENTS                                        $49,516,606

RECEIVABLE FOR SECURITIES SOLD                                   422,240,421

INVESTMENT IN SECURITIES AT FAIR VALUE                         3,422,209,398

INVESTMENT IN MORTGAGE LOANS AT AMORTIZED COST                    10,152,847

ACCRUED INTEREST RECEIVABLE                                       23,024,093

MARGIN DEPOSITS ON INTEREST RATE SWAPS                            35,912,872

TOTAL ASSETS                                                  $3,963,056,237

LIABILITIES AND STOCKHOLDERS' EQUITY

  LIABILITIES:
    Repurchase agreements                                     $3,538,985,238
    Payable for securities purchased                             136,880,809
    Payable for common stock repurchased                           4,310,234
    Accrued interest payable                                      10,701,873
    Interest rate swaps at fair value                             28,720,000
    Dividends payable                                              7,626,600
    Accounts payable                                                 633,895

         Total liabilities                                     3,727,858,649

  STOCKHOLDERS' EQUITY:
    Common stock: par value $.001 per share;
     100,000,000 shares authorized, 20,069,999 shares issued
     and outstanding                                                  20,070
    Additional paid-in capital                                   282,612,000
    Accumulated other comprehensive loss                         (11,622,561)
    Dividends in excess of net income                            (29,416,787)
    Treasury stock at cost (636,700 shares)                       (6,395,134)

      Total stockholders' equity                                 235,197,588

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $3,963,056,237

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

                         LASER MORTGAGE MANAGEMENT, INC.
                             STATEMENT OF OPERATIONS
                                                                            FOR THE
                                                                   THREE                      SIX
                                                               MONTHS ENDED               MONTHS ENDED
                                                               JUNE 30, 1998              JUNE 30, 1998
                                                                (UNAUDITED)                (UNAUDITED)
INTEREST INCOME:
Mortgage loans and securities                                   $58,515,279               $112,400,332
Cash and cash equivalents                                         1,159,663                  2,422,527

Total interest income                                            59,674,942                114,822,859

INTEREST EXPENSE:
Repurchase agreements                                            51,135,634                 96,279,245
NET INTEREST INCOME                                               8,539,308                 18,543,614

GAIN ON SALE OF SECURITIES                                          510,627                  1,265,801

IMPAIRMENT LOSS ON INTEREST-ONLY SECURITIES                     (28,617,746)               (28,617,746)

GENERAL AND ADMINISTRATIVE EXPENSES                               2,102,483                  4,332,310

NET LOSS                                                        (21,670,294)               (13,140,641)

Unrealized gain (loss) on securities:
  Unrealized holding gain (loss)
  arising during period                                           2,474,295                (10,960,581)
Less: reclassification adjustment
  for gains included in net income                                 (510,627)                (1,265,801)

Other comprehensive income  (loss)                                1,963,668                (12,226,382)
Comprehensive loss                                              (19,706,626)               (25,367,023)

NET LOSS PER SHARE:
   Basic                                                              (1.08)                     (0.66)
   Diluted                                                            (1.08)                     (0.66)

   WEIGHTED AVERAGE
   NUMBER OF SHARES OUTSTANDING:
         Basic                                                   20,050,473                 20,047,613
         Diluted                                                 20,050,473                 20,047,613

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          LASER Mortgage Management, Inc. is a specialty finance company investing primarily in mortgage-backed securities and mortgage loans. The Company has elected to be taxed as a real estate investment trust under the Internal Revenue code of 1986, as amended. LASER Advisers Inc., a registered investment advisers, manages the day-to-day operations of the Company. The executive offices of LASER Mortgage Management, Inc. are located at 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

          "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING LASER MORTGAGE MANAGEMENT, INC.'S BUSINESS WHICH ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING" STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES.

   Date:      August 13, 1998

   Contact:   LASER Mortgage Management, Inc.
              Robert Gartner, Vice President of LASER Mortgage Management, Inc., 973-912-8770